                             LEASE BY AND BETWEEN
                        MERRITT-038, LLC, LANDLORD and
                     ACUMEDIA MANUFACTURERS, INC., TENANT
                               TABLE OF CONTENT

 1.  Payment of Rental...............................   2
 2.  Use.............................................   2
 3.  Utilities.......................................   3
 4.  Compliance with Laws............................   3
 5.  Assignment and Subletting.......................   4
 6.  Loading Capacity................................   6
 7.  Increase in Landlord's Insurance Rates..........   6
 8.  Insurance - Indemnity...........................   6
 9.  Alterations.....................................  11
10.  Ownership of Alterations........................  11
11.  Repairs and Maintenance.........................  12
12.  Tax and Insurance Escalation....................  15
13.  Default.........................................  17
14.  Damage or Destruction...........................  21
15.  Possession......................................  22
16.  Exterior or Premises - Signs....................  23
17.  (Intentionally Omitted).........................  24
18.  For Rent/Sale Signs.............................  24
19.  Water and other Damage..........................  25
20.  Right of Entry..................................  25
21.  Termination of Term.............................  25
22.  Condemnation....................................  26
23.  Subordination...................................  27
24.  Landlord's Right to Perform Tenant's Covenants..  28
25.  Attornment......................................  28
26.  Non-Waiver of Future Enforcement................  30
27.  Personal Property Taxes.........................  30


                                      (i)

28.  Recordation of Lease............................  31
29.  Notices.........................................  31
30.  Waiver of Jury Trial............................  31
31.  Severability....................................  32
32.  Non-Waiver......................................  32
33.  Successors and Assigns..........................  33
34.  (Intentionally Omitted).........................  34
35.  Notices to Mortgagee............................  34
36.  Estoppel Certificate............................  34
37.  Environmental Provisions........................  35
38.  Captions........................................  37
39.  (Intentionally Omitted).........................  37
40.  Final and Entire Agreement......................  37
41.  Representatives of the Parties..................  37
42.  Additional Rent.................................  37
43.  Renewal Options.................................  37
44.  Termination Option..............................  38
45.  Option to Lease Contiguous Space................  38
46.  Brokerage Commissions...........................  39



                                     (ii)

     THIS LEASE, made this 16th day of April, 1998, by and between MERRITT-038, LLC, a Maryland limited liability company, hereinafter called "Landlord" and ACUMEDIA MANUFACTURERS, INC., a Maryland corporation, hereinafter called "Tenant".

     WITNESSETH, that in consideration of the rental hereinafter agreed upon and the performance of all the conditions and covenants hereinafter set forth on the part of the Tenant to be performed, the Landlord does hereby lease unto the said Tenant, and the latter does hereby rent from the former the following premises (hereinafter sometimes called the "premises"):

     BEING THOSE PREMISES OUTLINED IN RED ON THE PLAT ATTACHED HERETO AS EXHIBIT A, SAID PREMISES BEING LOCATED WITHIN THE BUILDING KNOWN AS 9601 PULASKI PARK DRIVE, BALTIMORE, MARYLAND 21220; SAID PREMISES CONTAINING APPROXIMATELY TWELVE THOUSAND SIX HUNDRED (12,600) SQUARE FEET AND BEING KNOWN AS SUITE 112-114;

for the term of five (5) years, beginning on the first day of July, 1998, and ending on the last day of June, 2003, at and for the rental as follows:

                                                                                              Per Rentable
               Term                      Annually                    Monthly                  Square Foot
               ----                      --------                    -------                  ----------
             Year 1                     $75,600.00                   $6,300.00                  $6.00
             Year 2                      75,600.00                    6,300.00                   6.00
             Year 3                      77,490.00                    6,457.50                   6.15
             Year 4                      79,380.00                    6,615.00                   6.30
             Year 5                      81,412.93                    6,784.41                   6.46

All such rentals shall be payable in advance on the first day of each and every month during the term of this Lease, without setoff or deduction whatsoever. If the term of this Lease shall commence on a date other than the first day of a month, the rental for the period from the date of commencement of the term to the first day of the first full calendar month of the term shall be prorated and shall be payable on the first day of the term; if the term of this Lease shall end on a date other than the last day of the month of the term to the date the term ends shall be prorated and shall be payable on the first day of the last month of the term.

     All rentals shall be paid to Merritt Properties, LLC at 2066 Lord Baltimore Drive, Baltimore, Maryland 21244, or at such other place or to such appointee of the Landlord as the Landlord may from time to time designate in writing.

     This lease is made subject to the following additional terms, covenants and conditions:

     1. PAYMENT OF RENTAL. Tenant covenants and agrees to pay the rental herein reserved and each installment thereof promptly when and as due, without setoff or deduction whatsoever. Tenant further agrees that it will not prepay rent more than one (1) month in advance without Landlord's prior written consent.

     2. USE. Tenant covenants and agrees to use and occupy the premises solely for the following purposes: receiving, manufacturing, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant or Tenant's affiliates, including, without limitation, the operation of a clinical laboratory by Tenant or Tenant's affiliates. Tenant agrees to comply with all applicable zoning and other laws and regulations, and provide and install at its own expense any additional equipment or alterations required to comply with all such laws and regulations as required to comply with all such laws and regulations as required from time to time necessitated solely as the result of Tenant's use and occupancy of the premises and/or any alterations or installations made by Tenant thereto. Tenant will not permit, allow or cause any public or private auction sales or sheriffs' or constables' sales to be conducted on or from the premises. Subject to all of the provisions of this Lease and any causes beyond Landlord's control, Tenant shall be entitled to access to the premises and the common areas of the project twenty-four (24) hours per day, seven (7) days per week, during the Lease term.

     3.  UTILITIES.

         (a) Tenant agrees to pay as additional rent for Tenant's use of water, based upon a separate water meter for the premises, and Tenant will pay all water charges for the premises based on such meter readings. Tenant shall also pay its pro rata share of sewer service charges, based upon the size of the premises in proportion to the total square footage of the building in which the premises is located.

         (b) Tenant shall pay all costs of electricity, gas, telephone and other utilities used or consumed exclusively on or for the premises, together with all taxes, levies or other charges on such utilities. If Tenant defaults in payment of any such utilities, charges or taxes, Landlord may, at its option, pay the same for and on Tenant's account, in which event Tenant shall promptly reimburse Landlord therefor.

         (c) In addition, Tenant shall pay, as additional rent, ten and sixteen-hundredths percent (10.16%) (being the same percentage which the square foot floor area of the premises bears to the entire leasable area of the building) of actual out-of-pocket costs incurred by Landlord for electric usage, for lighting the parking and other common areas, which sum shall be due within fifteen (15) days after Landlord's demand.

     4.  COMPLIANCE WITH LAWS.

         (a) Subject to Landlord's covenants, warranties and representations set forth in this Lease and the Exhibits thereto, Tenant covenants and agrees that it will, at its own expense, observe, comply with and execute all laws, orders, rules, requirements and regulations of any and all governmental departments, bodies, bureaus, agencies and officers, and all rules, directions, requirements and recommendations of the local board of fire underwriters and the fire insurance rating organizations having jurisdiction over the area in which the premises are situated, or other bodies or agencies now or hereafter exercising similar functions in the area in which the premises are situated, in any way pertaining to the premises or the use and occupancy of the premises. In the event Tenant shall fail or neglect to comply with any of the aforesaid laws, orders, rules, requirements or recommendations, Landlord or its agents may, after giving Tenant written notice of such failure and thirty (30) days to cure the same (provided that in case of emergency, the time for cure by Tenant shall be reduced commensurate with the emergency) enter the premises and take all such action and do all such work in or to the premises and take all such action and do all such work in or to the premises as may be necessary in order to cause compliance with such laws, orders, rules, requirements or recommendations, and Tenant covenants and agrees to reimburse Landlord promptly upon demand for the actual out-of-pocket expense incurred by Landlord in taking such action and performing such work.

         (b) Landlord covenants and agrees that, at the time Landlord delivers possession of the premises to Tenant, the building, including the premises, will be in compliance with all applicable governmental laws, statutes, ordinances, codes and regulations.

     5.  ASSIGNMENT AND SUBLETTING.

         (a) Except as hereinafter provided, Tenant covenants and agrees not to assign this Lease, in whole or in part, nor sublet the premises, or any part or portion thereof, nor grant any license or concession for all or any part thereof, without the prior written consent of the Landlord in each instance first had and obtained, which consent shall not be unreasonably withheld, conditioned or delayed.

         If such assignment or subletting is permitted, Tenant shall not be relieved from any liability whatsoever under this Lease. In the event that the amount of the rent or other consideration to be paid to the Tenant by any assignee or sublessee for the premises is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess as is received by Tenant from such assignee or sublessee after deducting therefrom the costs and expenses incurred by Tenant in connection with any such assignment or sublease, including, without limitation, any brokerage commission, tenant improvement allowance and any legal fees and costs. Landlord shall have the right, after reasonable advance written notice to Tenant, to examine Tenant's books and records pertaining to all of such costs and expenses, as well as all documents pertaining to the assignment or sublease. Any consent by Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting. An assignment for the benefit of Tenant's creditors or otherwise by operation of law shall not be effective to transfer or assign Tenant's interest under this Lease unless Landlord shall have first consented thereto in writing.

         (b) Notwithstanding paragraph 5(a) above, Tenant may, without the Landlord's consent, assign this Lease, or sublease the premises in whole or in part, to any of the following (collectively, "Permitted Transfers"): (i) any entity which has the power to direct Tenant's management and operation, or any entity whose management and operation are controlled by Tenant; (ii) any entity a majority of whose stock or beneficial ownership interest is owned by Tenant;
(iii) any entity in which, or with which, Tenant, or its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of entities; (iv) any entity acquiring all, or substantially all, of Tenant's assets; (v) any successor to a successor entity becoming such by either of the methods described in clauses (iii) or (iv) hereof; or (vi) any other affiliate of Tenant. Tenant shall notify Landlord in writing of any Permitted Transfer. Tenant shall remain fully liable for all of Tenant's obligations and covenants under this Lease notwithstanding any such Permitted Transfer unless Tenant's corporate existence is extinguished as the result thereof. Notwithstanding the foregoing, if, as a result of a Permitted Transfer, Tenant's corporate existence would be extinguished, such transfer shall only be permitted if the successor entity has a net worth which is at least equal to Tenant's net worth prior to such transfer, as certified to Landlord by Tenant's certified public accountant not less than five (5) business days prior to the proposed transfer.

     6. LOADING CAPACITY. Tenant covenants and agrees not to load the premises beyond its carrying or loading capacity, which capacity Landlord represents to be not less than one hundred seventy-five (175) pounds per square foot.

     7. INCREASE IN LANDLORD'S INSURANCE RATES. Tenant will not do, or suffer to be done, anything in or about the premises, or keep or suffer to be kept, anything in or about the premises which will contravene or affect any policy of insurance against loss by fire or other hazards, including, but not limited to, public liability, now existing or which the Landlord may hereafter place thereon, or which will prevent the Landlord from procuring such policies in companies acceptable to Landlord at standard rates. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that, as of the date hereof, the permitted uses of the premises by Tenant, as set forth in Section 2 hereof, do not violate any of the provisions of the immediately preceding sentence so long as Tenant complies with all requirements of Landlord's insurer.

     8.  INSURANCE - LIABILITY.

         (a) Tenant covenants and agrees that from and after the date of delivery of the premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense and in the amounts specified and in the form hereinafter provided, the following type of insurance:

             (i) Public Liability and Property Damage.

     Commercial General Liability Insurance covering the premises and tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the premises, such insurance to afford protection to the limit of not less than $2,000,000 arising out of any one occurrence, and against property damage to afford protection to the limit of not less than $2,000,000; or such insurance may be for a combined single limit of $2,000,000 per occurrence. The insurance coverage required under this Section 8 (a) (i) shall, in addition, extend to any liability of Tenant arising out of Tenant's indemnities hereinafter provided, as well as Independent Contractors' Liability, Products/Completed Operations Liability, Personal Injury Liability and Contractual Liability.

             (ii) Tenant Improvements and Property. Insurance covering all leasehold improvements and other improvements installed by Tenant upon the premises, trade fixtures and personal property from time to time in, on or upon the premises and any alterations, improvements, additions or changes made by Tenant thereto in an amount not less than one hundred percent (100%) of their full replacement cost from time to time during the Lease term, providing protection against perils included within the standard form of fire and extended coverage insurance policy issued by a company authorized to do business in Maryland, together with insurance against sprinkler leakage or other sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance, so long as this Lease shall remain in effect, shall be held in trust by Tenant's insurance company first for the repair, reconstruction, restoration or replacement of the property damaged or destroyed.

             (iii) Plate Glass. Plate glass insurance covering all plate glass in the premises. Tenant shall be and remain liable for the repair and restoration of all such plate glass.

          (b) All polices of insurance to be provided by Tenant shall be issued in form acceptable to Landlord by insurance companies with general policyholder 's rating of not less than A and a financial rating of AAA as rated in the most current available "Best's" Insurance Reports, and qualified to do business in Maryland. Each such policy shall be issued in the name of Tenant with Landlord named as an additional insured on the liability policy only. A certificate shall be delivered to Landlord within ten (10) days after delivery of possession of the premises to Tenant and thereafter at least fifteen (15) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give to Landlord at least thirty (30) days' notice in writing in advance of any cancellations, or lapse, or the effective date of any reduction in the amounts of insurance. In the event Tenant shall fail to promptly furnish any insurance herein required, Landlord may effect the same for a period not exceeding one (1) year and Tenant shall promptly reimburse Landlord upon demand, as additional rent, the premium so paid by Landlord. If, upon Tenant's failure, rather than purchase separate insurance coverage, Landlord chooses to include Tenant's coverage under Landlord's insurance policies, then Tenant shall promptly reimburse Landlord upon demand, as additional rent, the actual increase in Landlord's premium resulting therefrom. All such public liability, property damage and other casualty policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry. All such public liability and property damage policies shall contain a provision that Landlord shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant or any other named assured. Any insurance provided for may be affected by a policy or policies of blanket insurance, covering additional items or locations; provided, however, that (i) Landlord shall be named as additional assured thereunder as its interests may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies (except any covering the risks referred to in paragraph (i), shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the "Tenant Improvements and Property" more specifically detailed in paragraph (iii), above; and (iv) the requirements set forth herein are otherwise satisfied.

         (c) Tenant shall, and does hereby, defend, indemnify and hold harmless Landlord and any other parties in interest set forth in paragraph (b), above, from and against any and all liabilities, fines, claims, damages and actions, costs and expenses of any kind or nature (including attorney's fees) and of anyone whatsoever (collectively, "Liabilities") (i) relating to or arising from the use and occupancy of the premises; (ii) due to or arising out of any mechanic's lien filed against the building, or any part thereof, for labor performed or for materials furnished or claimed to be furnished to Tenant (other than the work to be performed by Landlord pursuant to Exhibit B hereof), or
(iii) due to or arising out of any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed or performed, except to the extent such damage or injury shall be occasioned by the negligence or willful act or omission of the Landlord, in which event, Landlord shall defend, indemnify and hold harmless Tenant to the extent of such negligence or willful act or omission.

         (d) Landlord shall maintain insurance through individual or blanket policies insuring the premises against fire and extended coverage (including "all risk" coverage) for not less than ninety percent (90%) of the replacement cost of the building of which the premises is a part, with deductibles in the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of rent in an amount equal to the amount of rent for a period of at least twelve (12) months commencing on the date of loss. Landlord shall also carry Commercial General Liability Insurance in the same amounts and forms as that required of Tenant under paragraph 8 (a) hereof. Landlord may also carry such other insurance as Landlord may deem prudent or advisable. The insurance required to be carried by Landlord hereunder may be carried instead by Landlord's general contractor during the period of construction of the building.

         (e) Landlord shall, and does hereby, indemnify, defend and hold harmless Tenant and Tenant's officers, directors, employees and agents (collectively, "Tenant Parties") from and against all Liabilities (as defend in paragraph 8 (c) above) relating to, or arising from, (i) the use and occupancy of any part of the project of which the premises is a part by Landlord or Landlord's agents or employees, and (ii) the breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Landlord to be fulfilled, kept, observed or performed, as the case may be.

         (f) Notwithstanding any other provision in this Lease to the contrary, Landlord and Tenant each waive any right to recover against the other for claims for damages to Tenant's personal property or the premises/building, as applicable, whether or not covered by insurance, regardless of the cause or origin, including, without limitation, the negligence of either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of Tenant and Landlord, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Landlord and Tenant, respectively, pursuant to this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance. Notwithstanding any of the foregoing provisions of this paragraph, if either party cannot procure such waiver of subrogation endorsement without substantial increased premium cost, the provisions of this paragraph shall no longer be applicable unless the other party agrees to pay such increased premium cost.

     9. ALTERATIONS. Tenant shall not make any alterations to the premises, or any part thereof, without prior written consent of Landlord in each instance first had and obtained. If Tenant shall desire to make such alterations, plans for the same shall first be submitted to and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and all work and installations shall be performed by Tenant at its own expense in accordance with approved plans. Tenant agrees that all such work shall be done in a good and workmanlike manner, that the structural integrity of the building shall not be impaired, and that no liens shall attach to the premises by reason thereof. Tenant agrees to obtain, at Tenant's expense, all permits required for such alterations. Notwithstanding the foregoing, Tenant shall be entitled to make non-structural interior alterations to the premises without Landlord's consent if (i) Landlord's mortgage or deed of trust permits such alterations to be made without the consent of the mortgagee or holder of the deed of trust, (ii) such alterations do not cost in excess of Twenty-five Thousand Dollars ($25,000.00) per occurrence, and (iii) do not affect the mechanical systems within the building or impair the structural integrity thereof. Tenant shall, however, submit plans and specifications to Landlord for all such alterations, whether or not the same are subject to Landlord's approval.

     10. OWNERSHIP OF ALTERATIONS. Unless Landlord shall elect in writing that all or part of any alteration made by Tenant to the premises (including any alteration consented to by Landlord pursuant to Section 9 hereof) excluding, however, Landlord's work and installations in accordance with Exhibit B hereto, which Tenant shall have no obligation to remove, shall remain on the premises after the termination of this Lease (which election shall be made by Landlord, if at all, at the time Tenant seeks Landlord's consent), the premises shall be restored by Tenant before the expiration of this Lease, at Tenant's sole expense to the condition that existed as of the date Tenant took possession of the premises, reasonable wear and tear and/or damage from casualty or condemnation excepted. Upon such written election by Landlord, any such alterations, improvements, betterments or mechanical equipment, including but not limited to, heating and air conditioning systems, excluding, however, Tenant's trade fixtures, equipment, furniture and other personal property, shall become the property of Landlord as soon as they are affixed to the premises, and all right, title and interest thereof of Tenant shall immediately cease, unless otherwise agreed to in writing by Landlord. Tenant shall promptly pay any franchise, minor privilege or other tax or assessment resulting directly or indirectly from any alterations or improvements made by Tenant to the premises. Tenant shall repair promptly, at its own expense, any damage to the premises caused by bringing into the premises any property for Tenant's use, or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, except to the extent that such damage was caused by Landlord, its agents, contractors or employees.

     11. REPAIRS AND MAINTENANCE.

         (a) Except for the work to be performed by Landlord in accordance with Exhibit B hereto ("Landlord's work"), the premises hereby leased are leased to Tenant "as is". Except for Landlord's Work and as otherwise set forth in this
Section 11, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the premises, and any work which may be necessary to outfit the premises for Tenant's occupancy or for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it has fully inspected the premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs of the premises, except for warranties provided by Landlord in Exhibit B.

         (b) Tenant will, during the term of this Lease, keep the premises (including windows, doors, plumbing, heating and electrical facilities and installations exclusively serving the premises) in good order and repair and will make all necessary repairs thereof at its own expense. Landlord will, during the term of this Lease, keep, maintain and make all necessary repairs (except painting) to the exterior masonry walls and roof of the premises, the roof membrane, flashings and downspouts, all load-bearing walls (including load-bearing demising walls), all utility systems not serving the premises exclusively and all common areas of the project, at Landlord's sole cost and expense, after being notified in writing by Tenant of the need for such repairs, and shall have a reasonable time in which to complete such repairs. Tenant agrees to carry a maintenance and/or service agreement or policy on the HVAC system in the demised premises. This agreement or policy shall be carried throughout the term of this Lease and any renewals or extensions thereof.
Tenant shall provide Landlord with a copy of such policy or a certificate evidencing such coverage. In the event that the repairs required to be made by Landlord are necessitated as a result of negligence or misuse by Tenant, its agents, servants, employees, licensees or guests, or by any contractor engaged by or on behalf of Tenant, such repairs shall be made by and be paid for by Tenant. Tenant agrees to pay, as additional rent, Tenant's pro rata share of snow and ice removal expense, based upon the size of the premises in proportion to the total square footage of the building in which the premises are located. Tenant will, at the expiration of the term or at the sooner termination thereof by forfeiture or otherwise, deliver up the premises in the same good order and condition as they were at the beginning of the tenancy, reasonable wear and tear and damage from casualty or condemnation excepted. Tenant further agrees that it will maintain the premises at its own expense in a clean, orderly and sanitary condition, free of insects, rodents, vermin, and other pests; and that it will not permit undue accumulation of garbage, trash, rubbish or other refuse, but will remove the same at its own expense and will keep such refuse in proper containers within the interior of the premises until called for to be removed other than one (1) exterior trash container which Tenant may maintain in a location mutually acceptable to Landlord and Tenant. Tenant further agrees that it will not install any additional electrical wiring, other than minor circuitry/wiring for Tenant's equipment used at the premises, or plumbing unless it has first obtained Landlord's written consent thereto, and, if such consent is given, Tenant will install the same at its own cost and expense, and Tenant shall obtain, at Tenant's expense, all permits required for such installation.

         (c) In the event Tenant shall not proceed promptly and diligently to make any repairs or perform any obligation imposed upon it by subparagraphs (a) and (b) hereof within thirty (30) days after receiving written notice from Landlord to make such repairs or perform such obligation (provided that in the event of an emergency, the time for cure by Tenant shall be reduced commensurate with the emergency), then and in such event, Landlord may, at its option, enter the premises and do and perform the things specified in said notice, without liability on the part of Landlord for any loss or damage resulting from any such action by Landlord, and Tenant agrees to pay promptly upon demand any actual out-of-pocket cost or expense incurred by Landlord in taking such action.

          (d) If (i) Landlord fails to commence the on-site physical performance of any item of repair or maintenance required to be performed by Landlord under this Lease, fails to correct any defect or deficiency that is subject to any warranty of Landlord under this lease, or fails to restore any utilities serving the premises that are interrupted as a result of the willful act or negligence of Landlord or its agents, employees or contractors, (ii) such failure exceeds thirty (30) days after written notice from Tenant to Landlord setting forth the need for same (provided that in the event of an emergency, the time for Landlord's performance in accordance with clause (i) shall be reduced commensurate with the emergency), and (iii) the need for such repair or maintenance materially affects Tenant's use or enjoyment of the premises or access to or parking for the premises, then Tenant may (as its non-exclusive remedy), but shall not be obligated to, perform such item of repair or maintenance, in which event Landlord shall reimburse Tenant for Tenant's actual out-of-pocket costs and expenses within thirty (30) days following receipt by Landlord of an itemized list of such costs and expenses, together with copies of paid bills or receipts.

     12. TAX AND INSURANCE ESCALATION.

         (a) The premises hereby leased comprise approximately ten and sixteen-hundredths percent (10.16%) of the total land and building within which the premises is located.

          (b) Tenant covenants and agrees to pay Landlord, as additional rent, ten and sixteen-hundredths percent (10.16%) of any increase in real estate taxes assessed against the land and/or building in excess of the taxes for the 1998/1999 fiscal year (provided that if the building is not assessed as a "completed improvement" during the 1998/1999 fiscal year, then the base year for purposes of such computation shall be the first fiscal year in which such assessment is made), whether as a result of an increase in the tax rate, or the levy, assessment or imposition of any tax on real estate as such not now levied, assessed or imposed, which payment shall be due and payable within thirty (30) days after Landlord's written demand. The foregoing shall apply to increases in real estate taxes assessed against the land or building(s) generally, and not resulting from improvements placed thereon by Tenant. In the event of any increases in real estate taxes resulting from improvements, alterations or additions made by Tenant, Tenant shall pay the entire amount of said increase. If this Lease shall be in effect for less than a full fiscal year, Tenant shall pay a pro rata share of taxes, based upon the number of months that this Lease is in effect. "Taxes" as used herein shall include, but not by way of limitation, all paving taxes, special paving taxes, Metropolitan District charges, and any and all other benefits or assessments which may be levied on the premises or the land or building(s) in which the same are situate, but shall not include any income tax on the income or rent payable hereunder. "Taxes" shall also include all reasonable expenses incurred by Landlord (including attorney's fees and costs) in contesting any increase in, or applying for any reduction of, a tax assessment, if, and only to the extent, such contest results in a reduction of the assessed value of the project. In addition to any other limitations contained in this Lease, Tenant's proportionate share of taxes levied or assessed against the premises and/or the project shall exclude (i) any federal, state or local documentary transfer taxes or stamps or similar taxes relating to the sale, transfer or other change in ownership in ownership of the premises or the property, or any portion thereof or interest therein, and (ii) any late or delinquency fees, penalties or costs associated with the late payment taxes.

         (c) Tenant also covenants and agrees to pay Landlord, as additional rent, ten and sixteen-hundredths percent (10.16%) of any increase in insurance premiums (as hereinafter defined) in excess of the annualized premiums for the most recent policy period in which the premium includes a charge for the completed building, which payment shall be due and payable within thirty (30) days after Landlord's written demand. As used herein, "insurance premiums" means the total premium cost of all insurance carried by Landlord with respect to the building within which the premises is located, together with adjacent parking area used exclusively for the said building, including, but not limited to, all Real Property and Rental Value perils insured against under an "All Risk" insuring agreement, primary General Liability insurance and Umbrella and/or Excess Liability insurance.

     13. DEFAULT.

         (a) Any of the following events shall constitute a default by Tenant:

             (i) If the rent (basic or additional) shall be in arrears, in whole or in part, for ten (10) days after written default notice from Landlord to Tenant (provided that Landlord shall be required to only give two (2) such written default notices during any calendar year within the Lease term); or

             (ii) If Tenant shall have failed to perform any other term, condition, or covenant of this Lease on its part to be performed for a period of thirty (30) days after written notice of such failure from Landlord; provided, however, that if any such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed in default hereunder so long as Tenant commences to cure such failure within such thirty (30) day period and continues diligently thereafter until the failure is fully cured; or

             (iii)If Tenant is adjudicated as bankrupt or insolvent by any court of competent jurisdiction, or if any such court enters an order, judgment or decree finally approving any petition against Tenant seeking reorganization, liquidation, dissolution or similar relief, or if a receiver, trustee, liquidator or conservator is appointed for all or substantially all of Tenant's assets and such appointment is not vacated within sixty (60) days after the appointment, or if Tenant seeks or consents to any of the relief hereinabove enumerated in this subparagraph
     (iii) or files a voluntary petition in bankruptcy or insolvency or makes an assignment of all or substantially all of its assets for the benefit of creditors or admits in writing of its inability to pay its debts generally as they come due or files Articles of Dissolution, or similar writing indicating its intention to wind up or liquidate its business, with the appropriate authority of the place of its incorporation; or

             (iv) If Tenant's leasehold interest under this Lease is sold under execution, attachment or decree of court to satisfy any debt of Tenant, or if any lien (including a mechanic's lien) is filed against Tenant's leasehold interest and is not discharged or bonded over within ten (10) business days after Tenant's actual knowledge thereof.

         (b) In the event of default as defined in paragraph (a) hereof, Landlord, in addition to any and all legal and equitable remedies it may have, shall have the following remedies:

             (i) To distrain for any rent or additional rent in default; provided such right of distraint shall be subordinate to the rights of any lender of Tenant having a security interest in Tenant's property as set forth in paragraph (d) of this Section 13.

             (ii) At any time after default, without notice, to declare this Lease terminated and enter the premises with legal process; and in such event Landlord shall have the benefit of all provisions of law now or hereafter in force respecting the speedy recovery of possession form Tenant's holding over or proceedings in forcible entry and detainer, and Tenant waives any and all provisions for notice under such laws.

          Notwithstanding such re-entry and/or termination, Tenant shall immediately be liable to Landlord for the sum of the following: (a) all rent an additonal rent then in arrears, without apportionment to the termination date, including Tenant's contribution to taxes under paragraph 12 for the year of termination, whether such termination is before or after July 1st of such year;
(b) all other liabilities of Tenant and damages sustained by Landlord as a result of Tenant's default, including, but not limited to, the reasonable costsof reletting the premises and any broker's commissions payable as a result thereof; (c) all of Landlord's costs and expenses (including reasonable counsel fees) in connection with such default and recovery of possession; (d) the difference between the rent reserved under this Lease for the balance of the term and the fair rental value of the premises for the balance of the term to be determined as of the date of re-entry, if the rent reserved under this Lease for the balance of the term exceeds the fair rental value of the premises for the balance of the term as of such date; or at Landlord's option in lieu thereof, Tenant shall pay the amount of the rent and additional rent reserved under this Lease at the times herein stipulated for payment of rent and additional rent for the balance of the term, less any amount received by Landlord during such period from others to whom the premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper; and (e) any other damages recoverable by law. In the event Landlord brings any action against Tenant to enforce compliance by Tenant with any covenant or condition of this Lease, including the covenant to pay rent, and it is judicially determined that Tenant has defaulted in performing or complying with any such covenant or condition, then and in such event, Tenant shall pay to Landlord all costs and expenses incurred by Landlord in bringing and prosecuting such action against Tenant, including reasonable attorney's fees.

             (c) In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder within five (5) days from the date on which any such payment was due, Landlord may, at its option, charge Tenant a late charge equal to ten percent (10%) of the rental payment or other such charge, which late charge shall be collectible as additional rent and shall be payable by Tenant to Landlord within ten (10) days after written notice from Landlord to Tenant assessing the same; provided tha tno late charge shall be due on the first delinquent installment of base rent during each

Lease year so long as tenant pays to Landlord such delinquent installment of base rent within five (5) days after written notice from Landlord that such base rent amount is past due. After such first delinquent notice during any Lease year, Landlord may assess a late charge without prior notice to Tenant if any rental installment is not paid within five (5) days from the due date. In addition, any such rental payment or other charge which is delinquent for ten
(10) days or more, shall bear interest from the date on which same was due at the prime rate of interest then being charged by NationsBank to its most favored commercial customers.

             (d) Landlord hereby agrees to subordinate Landlord's right of distraint with respect to the personal property (trade fixtures, equipment and merchandise) of Tenant from time to time located within the premises ("Tenant's Property") to a contractual lien or other security interest given by Tenant to a lender ("Tenant's Lender") whose loan is secured by such lien or security interest in Tenant's Property. Landlord agrees to permit Tenant's Lender to go upon the premises at such times and under such conditions as shall be reasonably designated by Landlord for the purpose of removing Tenant's Property after the effective date of any termination of this Lease or any repossession of the premises by Landlord, provided such removal does not waive or defeat Landlord's right of distraint (which shall at all times be subordinate to the prior rights of Tenant's Lender) provided Tenant's Lender agrees in writing to repair any damage to the premises caused by the removal of Tenant's Property and to indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord from and against any and all claims, actions, losses, costs and fees (including reasonable attorney's fees) and liabilities resulting from or in connection with the entry onto the premises by Tenant's Lender or its agents. Landlord further agrees to execute and deliver such instruments reasonably requested by Tenant's Lender, and in form and content reasonably satisfactory to Landlord, from time to time to evidence or effect the aforesaid subordination and agreements of Landlord.

     14. DAMAGE OR DESTRUCTION.

         (a) If, during the Lease term, the premises hereby leased are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on business in the premises, Landlord shall promptly cause such damage to be repaired; if such damage renders a substantial portion of the premises untenantable, the rent reserved hereunder shall be reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to the entire area leased hereunder, and such reduction shall be apportioned from the date of the casualty to the date when the leased premises are rendered fully tenantable. Notwithstanding the foregoing, in the event such fire or other casualty damages or destroys any of Tenant's leasehold improvements (other than Landlord's Work), alterations, betterments, fixtures or equipment, Tenant shall cause the same to be repaired or restored at Tenant's sole cost and expense and Landlord shall have no liability for the restoration or repair thereof except for Landlord's work.

          (b) If , during the Lease term, a substantial portion of the building in which the premises is situated (including all, or a portion of, the premises itself) are rendered wholly untenantable as the result of fire, the elements, unavoidable accident or other casualty (collectively, "Casualty"), Landlord shall have the option either to restore the premises to their condition immediately prior to the casualty or to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) days after the Casualty. In the event of such termination, the rent reserved hereunder shall be adjusted as of the date of the Casualty. If Landlord elects to restore the premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the premises are again rendered tenantable.

         (c) Notwithstanding the foregoing provisions of this Section 14, if
(i) following a Casualty, Tenant requests notice from Landlord as to the probable time for completion of the repair or restoration of the premises, Landlord notifies Tenant in writing (which notice shall be given within thirty
(30) days following Tenant's request) that Landlord in good faith estimates that the repair or restoration will not be substantially completed within one hundred twenty (120) days from the date of the Casualty, or (ii) the Casualty occurs during the final year of the Lease term, then and in such event, Tenant shall have the right to terminate this Lease, provided Tenant gives Landlord written termination notice after the expiration of such one hundred twenty (120) day period, (but prior to substantial repair or restoration of the premises), or within fifteen (15) days after a Casualty occurring in the last year of its term, whichever is applicable, in which event the rent and other charges payable hereunder shall be adjusted as of the date of the Casualty.

     15. POSSESSION.

         (a) In case possession of the premises, in whole or in part, cannot be given to Tenant on or before the commencement of the term of this Lease, landord agrees to abate the rent until possession is given to Tenant with Landlord's Work substantially completed in accordance with Exhibit B hereto, and Tenant agrees to accept such abatement as liquidated damages (and the additional damages that may become due under paragraph 15(c) below) for the failure to obtain possession on the commencement date herein specified. The parties hereto covenant and agree that if the term of this Lease commences on a date other than the date herein specified, they will, upon the request of either of them, execute an agreement setting for the the new commencement and termination dates of the Lease term. Under no circumstances shall Landlord be under any liability for failure to deliver possession of the premises to Tenant on the date herein specified, except as expressly provided in paragraph 15(c) below.

         (b) Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to enter the premises at least thirty (30) days prior to the Lease commencement date to install phone systems, furniture, fixtures and equipment, etc. (collectively, the "Early Entry Activities") and such early entry for such purposes shall not trigger the commencement date. Tenant agrees (i) any such early entry by Tenant shall be at Tenant's sole risk,
(ii) Tenant shall not substantially interfere with Landlord or Landlord's contractors completing work within the premises, and (iii) Tenant shall comply with and be bound by all provisions of this Lease during the period of such early entry, except for payment of rent which shall begin to accrue as of the Lease commencement date.

          (c) In the event Landlord's Work has not been substantially completed in accordance with Exhibit B hereto by August 1, 1998, Tenant shall be entitled to an abatement of rent equal to two (2) days abatement for each day of delay beyond August 1, 1998, until the date of substantial completion of Landlord's Work. Further, notwithstanding anything to the contrary contained herein, if possession of the premises is not tendered to Tenant will all of Landlord's Work substantially completed in accordance with Exhibit B hereto on or before October 1, 1998, Tenant shall be entitled to terminate this Lease by delivering written termination notice to Landlord so long as such notice is delivered to Landlord prior to Landlord's substantial completion of Landlord's Work.

     16. EXTERIOR OF PREMISES - SIGNS.

         (a) Tenant covenants and agrees that it will not place or permit any sign, billboard, marquee, lights, awning, poles, placard, advertising matter, or other thing of any kind, in or about the exterior of the premises or the building in which the premises are situate, nor paint or make any change in, to or on the exterior of said premises to change the uniform architecture, paint or appearance of the building, without in each such instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In the event such consent is given, Tenant agrees to pay any minor privilege or other tax that may be chargeable by any governmental authority arising as a result of any such installation immediately when due. Tenant shall obtain, at Tenant's expense, all permits required for such installation. Tenant further agrees to maintain any sign, billboard, marquee, awning, decoration, placard, or advertising matter or other thing of any kind as may be approved by Landlord in good condition and repair at all times.

         (b) Tenant further covenants and agrees not to pile or place anything on the sidewalk, parking lot or other exterior portion of the premises or building or in the front, rear or sides of the building, nor block the sidewalk, parking lot or other exterior portion of the premises or building, nor do anything that directly or indirectly will materially interfere with any of the rights of ingress or eqress or of light from any other tenant, nor do anything which will, in any way, change the uniform and general design of any property of Landlord in which the premises are situate.

     17. (Intentionally Omitted)

     18. FOR RENT/SALE SIGNS. Landlord shall have the right to place a "For Rent" sign on any portion of said premises for six (6) months prior to termination of this Lease and to place a "For Sale" sign thereon at any time. During such six-month period, Landlord may show the premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 5:00 p.m. on any day, except Sunday or any day on which Tenant shall not be open for business, provided that if Tenant has closed for business prior to the Lease termination date, then Landlord shall have the right to show the premises at any time after Tenant's closing for business.

     19. WATER AND OTHER DAMAGE. Landlord shall not be liable for, and Landlord is hereby released and relieved from, all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain or snow, in any part of the premises or in any part of any other property of Landlord or of others, and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the premises or from any pipes, appliances or plumbing or from sewers or the street or subsurface or from any other place or any part of any other property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors.

     20. RIGHT OF ENTRY. Landlord and its agents, servants, employees, including any builder or contractor employed by Landlord, shall have the right, license and permission, at any and all reasonable times, but upon twenty-four
(24) hours' prior notice to Tenant (except in case of emergency when no such prior notice shall be required), to enter and inspect the premises or any part thereof, and at the option of Landlord, to make such reasonable repairs and/or changes in the premises as Landlord may deem necessary or proper and/or to enforce and carry out any provision of this Lease, provided that any such entry by Landlord or its agents or contractors shall be accomplished in such a manner as to not unreasonably interfere with Tenant's use or enjoyment of or access to the premises.

     21. TERMINATION OF TERM. It is agreed that the term of this Lease shall expire and terminate at the end of the original term hereof (or at the expiration of the last renewal term, if this Lease contains a renewal option and the same is properly exercised), without the necessity of any notice by or to any of the parties hereto, unless otherwise provided herein. If Tenant shall occupy the premises after such expiration or termination, it is understood that Tenant shall hold the premises as a Tenant from month-to-month, subject to all the other terms and conditions of this Lease, at an amount equal to one hundred fifty percent (150%) times the highest monthly rental installment reserved in this Lease. Landlord shall, upon such expiration or termination of this Lease, be entitled to the benefit of all public general or local laws relating to the speedy recovery of possession of lands and tenements held over by tenants that may be now in force or may hereafter be enacted.

     22. CONDEMNATION.

         (a) If, during the term of this Lease, all or a substantial part of the premises shall be taken by or under power of eminent domain, this Lease shall terminate as of, and the rent (basic and additional) shall be apportioned to and abate from and after, the date of taking. Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord, except as provided in paragraph 22(d) hereof. For the purposes of this paragraph, "a substantial part of the premises" shall mean such part that the remainder thereof is rendered inadequate for Tenant's business and that such remainder cannot practicably be repaired and improved so as to be rendered adequate to permit Tenant to carry on its business with substantially the same efficiency as before the taking.

          (b) If, during the Lease term, less than a substantial part of the premises (as hereinabove defined) is taken by or under power of eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall not have the right to participate in any award or damages for such taking and Tenant hereby assigns all of its right, title and interest in and to the award to Landlord, except as provided in paragraph 22(d) below. In such event Landlord shall, at its expense, promptly make such repairs and improvements as shall be necessary to make the remainder of the premises adequate to permit Tenant to carry on its business to substantially the same extent and with substantially the same efficiency as before the taking; provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If, as a result of such taking, any part of the premises is rendered permanently unusable, the basic annual rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the premises unusable, there shall be no abatement of rent.

         (c) For purposes of this section, "taking" shall include a negotiated sale or Lease and transfer of possession to a condemning authority under bona fide threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award or damages" shall, in the event of such sale or settlement, include the purchase or settlement price.

         (d) Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property and such amount as may be payable by statute or ordinance toward Tenant's damages for Tenant's loss of business, removal and relocation expenses.

     23. SUBORDINATION. Tenant covenants and agrees that all of Tenant's rights hereunder are and shall be subject and subordinate to the lien of any first mortgage hereafter placed on the leased premises or any part thereof, except the Tenant's property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any first mortgage, provided Tenant receives a "Non-Disturbance Agreement" as defined in paragraph 25(b) hereof. Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement, consistent with this provision, is required by a mortgage, Tenant agrees to execute, acknowledge and deliver the same subject to receipt by Tenant of such Non-Disturbance Agreement, and in the event of failure so to do, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge and deliver the same as the agent or attorney-in-fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose.

     24. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law following any applicable cure period set forth in this Lease, Landlord shall have the right (but not the obligation) to perform the same, and if necessary to enter the premises for such purposes without notice. The reasonable cost thereof to Landlord shall be deemed to be additional rent hereunder payable by Tenant, and Landlord shall have the same rights and remedies with respect to such additional rent as Landlord has with respect to the rental reserved hereunder.

     25. ATTORNMENT.

         (a) If Landlord assigns this Lease or the rents hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment and upon demand by Landlord or the assignee, pay all sums thereafter becoming due landlord hereunder both to Landlord and such assignee. Tenant shall also, upon receipt of such notice, have all policies of insurance required hereunder endorsed so as to protect the assignee's interest as it may appear and shall deliver such policies, or certificates thereof, to the assignee.

         (b) If, at any time during the term of this Lease, the Landlord of the leased premises shall be the holder of a leasehold estate covering premises which include the leased premises, and if such leasehold shall terminate or be terminated for any reason, or if, at any time during the term of Lease a mortgage to which this Lease is subordinate shall be foreclosed, Tenant agrees at the election and upon demand of any owner of the premises which include the leased premises, or of any mortgage in possession thereof, or of any holder of a leasehold thereafter affecting premises which include the leased premises, or of any purchaser at foreclosure, to attorn, from time to time, to any such owner, mortgagee, holder or purchaser upon the terms and conditions set forth herein for the remainder of the term demised in this Lease. Provided, however, that Tenant shall not be obligated to attorn unless, if Tenant shall so request in writing, such holder, owner, mortgagee or purchaser shall execute and deliver to Tenant an instrument (the "Non-Disturbance Agreement") wherein said holder, owner, mortgagee or purchaser agrees that so long as Tenant performs all the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such holder, owner, mortgagee or purchaser.

          (c) The foregoing provisions shall inure to the benefit of any such owner, mortgagee, holder or purchaser and shall apply notwithstanding that this Lease may terminate upon the termination of any such leasehold estate or upon such foreclosure, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to such provisions. Tenant, however, upon demand of any such owner, mortgagee, holder and purchaser, agrees to execute, from time to time an instrument in confirmation of the foregoing provisions, satisfactory to any such owner, mortgagee, holder or purchaser, in which Tenant shall acknowledge such attornment and set forth herein and shall apply for the remainder of the term originally demised in this Lease.

     26. NON-WAIVER OF FUTURE ENFORCEMENT. The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provisions of this Lease. No failure on the part of Landlord or of the Tenant to enforce any covenant or provision herein contained nor any waiver of any right hereunder by Landlord or Tenant, shall discharge or invalidate such covenant or provision or affect the right of Landlord or Tenant to enforce the same in the event of any subsequent default. The receipt by Landlord of any rent or any sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the term herein demised, or after the giving by Landlord of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Landlord to Tenant prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys nor any other act or thing done by Landlord or any agent or employee during the term herein demised shall be deemed to be an acceptance of a surrender of said premises, excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such surrender.

     27. PERSONAL PROPERTY TAXES. Tenant shall be responsible for and shall pay any taxes or assessments levied or assessed during the term of this Lease against any leasehold interest of Tenant or personal property or trade fixtures of Tenant of any kind, owned by Tenant or placed in, upon or about the premises by Tenant.

     28. RECORDATION OF LEASE. Neither Tenant nor Landlord will record this Lease or a memorandum of the Lease.

     29. NOTICES. Any notice required by this Lease shall be sent by certified mail to Landlord at: 2066 Lord Baltimore Drive, Baltimore, Maryland 21244. Any notice required by this Lease shall be sent by certified mail to Tenant at:

            Acumedia Manufacturers, Inc.
            9601 Pulaski Park Drive
            Baltimore, Maryland 21220

            With a copy to:

            IDEXX Laboratories,Inc.
            One IDEXX Drive
            Westbrook, Maine  04092
            Attention: Facilities Manager and General Counsel

Either party may, at any time, or from time to time, designate in writing a substitute address for that above set forth, and thereafter to all notices to such party shall be sent by certified mail to such substitute address.

     30. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE LANDLORD AND THE TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TENANT AND THE Tenant ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE

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

OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

                            ------------------------
                     (initials of party signing for Tenant)

     31. SEVERABILITY.

         (a) It is agreed that, for the purpose of any suit brought or based on this Lease, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained thereon as successive periodic sums shall mature or be due hereunder, and it is further agreed that failure to include in any suit or action any sum or sums then matured or due shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted; and Tenant agrees that it will not, in any suit or suits brought or arising under this Lease for a matured sum for which judgment has not previously been obtained or entered, plead, rely on or interpose the defenses of res adjudicata, former recovery, extinguishment, merger, election of remedies or other similar defense as a default to said suit or suits.

         (b) If any terms, clause or provision of this Lease is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Lease shall not be affected thereby but shall remain in full force and effect.

     32. NON-WAIVER. It is understood and agreed that nothing herein shall be construed to be a waiver of any of the terms, covenants or conditions herein contained, unless the same shall be in writing, signed by the party to be charged with such waiver and no waiver of the breach of any covenant herein shall be construed as a waiver of

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

such covenant or any subsequent breach thereof. No mention in this Lease of any specific right or remedy shall preclude Landlord or Tenant from exercising any other right or from having any other remedy or from maintaining any action to which it may be otherwise entitled either at law or in equity.

     33. SUCCESSORS AND ASSIGNS.

         (a) Except as herein provided, this Lease and the covenants and conditions herein contained shall inure to the benefit of an be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only Permitted Transferees of Tenant or assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord.

         (b) In the event Landlord's interest under this Lease is transferred or assigned and written notice thereof is given to Tenant, the Landlord herein named (or any subsequent assignee or transferee of the Landlord's interest under this Lease who gives such notice to Tenant) shall automatically be relieved and released from and after the date of such transfer or conveyance from all liability hereunder arising or accruing after such transfer or conveyance. Further, Tenant specifically agrees to look solely to Landlord's interest in the building, the land upon which the building is located and the proceeds and income derived therefrom, for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any other action not involving the personal liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the building, the land upon which the building is located and the proceeds and income derived therefrom, or any suit or action in connection with

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

enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

     34. (Intentionally Omitted)

     35. NOTICES TO MORTGAGEE. Tenant agrees that a copy of any notice of default from Tenant to Landlord shall also be sent to the holder of any mortgage or deed of trust on the premises; provided Tenant has been given written notice of the fact that such mortgage or deed of trust has been made; and Tenant shall allow said mortgage or holder of the deed of trust a reasonable time, not to exceed an additional thirty (30) days from the time Landlord is otherwise obligated to cure such default, to cure, or cause to be cured, any such default. If such default cannot reasonably be cured within the time specified herein, then such additional time as may be necessary shall be allowed, provided the curing of such default is commenced and diligently pursued (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being thus diligently pursued.

     36. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time during the term of this Lease or any renewal thereof, upon request of Landlord, execute, acknowledge, and deliver to Landlord or its designee, a statement in writing, certifying that this Lease is unmodified and in full force and effect if such is the fact (or if there have been any modifications thereof, that the same is in full force as modified and stating the modifications), the dates to which the rents and other charges have been paid in advance, if any, and any defaults or claimed defaults by Landlord. Any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser of the estate of Landlord or by the mortgagee or any assignee of any mortgagee or the trustee or beneficiary of any deed of trust constituting a lien on the premises or upon property in which the premises are situate.

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

     37. ENVIRONMENTAL PROVISIONS.

         (a) Tenant and its successors and assigns shall use and occupy the leased premises at all times during the term hereof, under and in compliance with the laws of the State of Maryland and in compliance with all applicable Environmental Legal Requirements. "Environmental Legal Requirements" shall mean any applicable law relating to public health, safety or the environment, including, without limitation, relating to releases, discharges or omissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls ("PCB's") or asbestos, or asbestos containing products, to the disposal, treatment, storage or management of solid or other hazardous or harmful wastes or to exposure to toxic, hazardous or other harmful materials (collectively "Hazardous Substances") to the handling, transportation, discharge or release of gaseous or liquid substance and any regulation or final order or directive issues pursuant to such statue or ordinance, in each case applicable to the premises, the building or its operation, construction or modification, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act ("FWPCA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Solid and Hazardous Waste Amendments of 1984 ("RCRA"), the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters, and any state statute providing for financial responsibility for clean-up or other actions with respect to the release or threatened release of any of the above-referenced substances.

          (b) Tenant hereby indemnifies and saves Landlord harmless from all liabilities and claims arising from the use, storage or placement of any Hazardous Substances upon the premises or elsewhere within the building or property of Landlord

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

(only if and to the extent brought or placed thereon by Tenant, its agents, employees, contractors or invitees); and Tenant shall (i) within fifteen (15) days after written notice thereof, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Legal Requirements and (ii) within fifteen (15) days after written demand therefor, reimburse Landlord for any amounts expended by Landlord to comply with any Environmental Legal Requirements with respect to the premises or with respect to any other portions of Landlord's building or property as the result of, and only if and to the extent of, the placement or storage of Hazardous Substances by Tenant, its agents, employees, contractors or invitees, or in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorney's fees, fines or other penalty payments.

          (c) Tenant hereby grants Landlord, and Landlord's agents and employees (including, but not limited to, any engineers or other parties engaged in the testing of Hazardous Substances) the right to enter upon the premises for the purpose of determining whether Tenant, its agents, employees, contractors or invitees, has violated any of the provisions of this Section.

         (d) Landlord represents and warrants, to the best of Landlord's knowledge, that Landlord has not received any written notice of any violation of any Environmental Legal Requirements with respect to the premises or project, nor is Landlord aware of any existing violation of any Environmental Legal Requirements with respect to the premises or the project. Further, to the best of Landlord's knowledge, no Hazardous Substances are located in, on, under or about the premises or the project. Landlord hereby indemnifies Tenant against, and agrees to hold Tenant harmless from, any and all loss, cost or expense that Tenant may incur (including reasonable attorney's fees) as a result of the presence or existence of Hazardous Substances in, on, under or about the premises and/or the project that do not result from the acts or omissions of Tenant, or Tenant's agents, employees or contractors.

     38. CAPTIONS. The captions of the various sections of this Lease are for convenience only and are not a part of this Lease. Such captions shall not be construed to define or limit any of the provisions of this Lease.

     39. (Intentionally Omitted)

     40. FINAL AND ENTIRE AGREEMENT. This Lease contains the final and entire agreement between the parties hereto, and neither they nor their agents shall be bound by any terms, conditions or representations not herein written.

     41. REPRESENTATIVES OF THE PARTIES. The name of Tenant's representative to be contacted in event of emergency: Richard Daigle. The name of Landlord's representative to be contacted in event of emergency: Stephen W. Shaw.

     42. ADDITIONAL RENT. All sums of money required to be paid by Tenant to Landlord pursuant to the terms of this Lease, unless otherwise specified herein, shall be considered additional rent and shall be collectible by Landlord as additional rent, in accordance with the terms of this Lease. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder or to limit any other remedy of Landlord.

     43. RENEWAL OPTIONS. If Tenant is not then in default under this Lease or any of the provisions hereof, Tenant may extend the term of this Lease for two
(2) additional successive periods of three (3) years each, by notifying Landlord in writing of its intention to do so at least one hundred eighty (180) days prior to the expiration of the then current term. Each such renewal term shall be under the same terms and conditions as are herein set forth except that the annual base rental for each year of each such renewal term shall be the greater of (i) a sum equal to one hundred two and one-half percent (102.5%) times the annual base rental for the preceding Lease year or

(ii) the then "prevailing market rental" as defined in Section 45 hereof. All said rental shall be payable, in advance, in equal monthly installments on the first day of each month during said renewal term or terms, without setoff or deduction. There shall be no additional right to renew or extend the Lease term except as provided herein.

     44. TERMINATION OPTION. Tenant is hereby granted a one (1) time option to terminate this Lease at the end of the third year of the original Lease term, provided Tenant gives Landlord one hundred eighty (180) days prior written notice of its intent to terminate, together with a termination fee equal to Forty-Five Thousand Two Hundred Two Dollars Fifty Cents ($45,202.50) plus the "unamortized value" of the Landlord funded improvements above the base building cost. Such "unamortized value" shall be equal to the total cost of the Landlord funded improvements (above the base building cost), amortized at twelve percent (12%) per annum from the commencement of the Lease term.

     45. OPTION TO LEASE CONTIGUOUS SPACE.

         (a) Landlord hereby grants Tenant the right of first offer (the "Option") to Lease space contiguous to the premises ("Contiguous Space") under the following terms and conditions: If Tenant advises Landlord in writing that Tenant desires to Lease Contiguous Space, then when and as such Contiguous Space becomes available, Landlord shall, prior to leasing any such Contiguous Space to another tenant, give Tenant written notice ("Landlord's Notice") specifying the Contiguous Space which Landlord contemplates leasing and offering to lease such Contiguous Space to Tenant for the unexpired term of this Lease (including any renewal option term) at a rental which shall be equal to the then "prevailing market rental" of the leased premises, as hereinafter defined, and otherwise under the same terms and conditions as are set forth in this Lease. As used herein, the "prevailing market rental" shall be the same square foot rental which Landlord or its affiliates is then offering to Lease similar space in similar buildings within the Baltimore Metropolitan Area. Tenant shall have ten
(10) business days from the date of Landlord's Notice to elect whether or not to exercise the Option. If Tenant elects to exercise the Option, Tenant shall give Landlord written notice exercising the Option within such ten (10) business day period, and the parties shall promptly enter into an amendment or addendum to this Lease with respect tot he Contiguous Space. If Tenant does not exercise the Option within such ten (10) business day period following the Notice, Tenant shall no longer have any option with respect to the Contiguous Space, and Landlord shall be free to lease the Contiguous Space to a third party, which leasing shall be on such terms and conditions as Landlord and the third party may agree.

         (b) The Option shall remain in effect only if, at the time of Landlord's Notice, there remain at least three (3) years of the unexpired Lease term, including any renewal term exercised by Tenant.

     46. BROKERAGE COMMISSIONS. Tenant represents and warrants to Landlord that the only broker or brokerage firm it has dealt or negotiated with in connection with this Lease is Grubb & Ellis of Metropolitan Washington, D.C. (the "Broker"). In the event Tenant takes possession of the premises and commences payment of rent, Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker. Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation (other than to Broker) based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claim or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord.

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

         AS WITNESS the hands and seals of the parties hereto the date and year first above written.

WITNESS:                               MERRITT-038, LLC

                                       By:                               (SEAL)
------------------------------            -------------------------------
                                                     LANDLORD

                                       ACUMEDIA MANUFACTURERS, INC.

                                       By:                               (SEAL)
------------------------------            -------------------------------
                                                     TENANT

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